Exhibit 99.1

FOR IMMEDIATE RELEASE

Corey M. Horowitz, Chairman and CEO

Network-1 Technologies, Inc.

(917) 692-0000

NETWORK-1 REPORTS SECOND QUARTER 2025 RESULTS

New Canaan, Connecticut – August 8, 2025 – Network-1 Technologies, Inc. (NYSE AMERICAN: NTIP) (“Network-1”), a company specializing in the acquisition, development, licensing, and monetization of its intellectual property assets, today announced financial results for the second quarter ended June 30, 2025. Network-1 reported no revenue for the three months ended June 30, 2025, and revenue of $150,000 for the six months ended June 30, 2025, compared to revenue of $100,000 for the three and six months ended June 30, 2024. Revenue in 2025 and 2024 was from litigation settlements involving Network-1’s Remote Power Patent.

Network-1 reported a net loss of $463,000, or $0.02 per share basic and diluted, for the three months ended June 30, 2025, compared to a net loss of $658,000, or $0.03 per share basic and diluted, for the same period in 2024. Included in the net loss is Network-1’s share of the net loss of its equity investee (ILiAD Biotechnologies, LLC) of $279,000 and $677,000 for the three months ended June 30, 2025, and 2024, respectively.

For the six months ended June 30, 2025, Network-1 reported a net loss of $826,000, or $0.04 per share basic and diluted, compared to a net loss of $1,578,000, or $0.07 per share basic and diluted, for the same period in 2024. Included in the net loss is Network-1’s share of the net loss of its equity investee (ILiAD Biotechnologies, LLC) of $741,000 and $1,305,000 for the six months ended June 30, 2025, and 2024, respectively.

On June 27, 2025, Network-1 commenced patent litigation against Samsung Electronics Co., LTD and Samsung Electronics America, Inc. (collectively, “Samsung”) in the United States District Court for the Eastern District of Texas, Marshall Division, for infringement of certain patents within Network-1’s M2M/IoT Patent Portfolio. The lawsuit alleges that Samsung infringes Network-1’s patents by supporting certain eSIM (embedded Subscriber Identification Module) and 5G technologies in its mobile devices, including its Galaxy smartphones, watches and tablets.

On March 31, 2025, Network-1 acquired a patent portfolio from IoT and M2M Technologies, LLC, relating to, among other things, enabling technology to support the interoperability of smart home IoT devices (the “Smart Home Patent Portfolio”). The Smart Home Patent Portfolio currently consists of eight (8) U.S. patents and one (1) international patent as well as eleven (11) U.S. pending patent applications and five (5) pending international patents.

On June 17, 2025, the Board of Directors authorized an extension and increase of Network-1’s share repurchase program (the “Share Repurchase Program”) to repurchase up to $5,000,000 of common stock over the subsequent 24-month period. The common stock may be repurchased from time to time in open market transactions or privately negotiated transactions at Network-1’s discretion except for repurchases under its 10b5-1 plans. The timing and amount of the shares repurchased is determined by management, except for repurchases under its 10b5-1 plans, based on its evaluation of market conditions and other factors. The Share Repurchase Program may be increased, suspended or discontinued at any time. Since the inception of the Share Repurchase Program through June 30, 2025, Network-1 has repurchased an aggregate of 10,525,705 shares of its common stock at an aggregate cost of $20,185,549 (exclusive of commissions) or an average per share price of $1.92. During the three months ended June 30, 2025, Network-1 repurchased 44,811 shares at a cost of $55,337 (exclusive of commissions), or an average price of $1.23 per share. During the six months ended June 30, 2025, the company repurchased 151,473 shares at a cost of $202,194 (exclusive of commissions), or an average price of $1.33 per share. As of June 30, 2025, the remaining dollar value of shares that may be repurchased under the Share Repurchase Program was $4,994,853.

As of June 30, 2025, Network-1 had cash and cash equivalents and marketable securities of $38,485,000 and working capital of $38,288,000. Based on its current cash position, Network-1 believes it has sufficient resources to fund operations for the next twelve months and the foreseeable future.

Network-1 continues to pay dividends consistent with its dividend policy, which consists of semi-annual cash dividends of $0.05 per share ($0.10 per share annually), typically paid in March and September. On February 19, 2025, Network-1’s Board of Directors declared a semi-annual cash dividend of $0.05 per share, paid on March 28, 2025 to shareholders of record as of March 14, 2025. The dividend policy is reviewed periodically and may be adjusted based on earnings, financial requirements, and other relevant factors.

ABOUT NETWORK-1 TECHNOLOGIES, INC.

Network-1 Technologies, Inc. is engaged in the acquisition, development, licensing and protection of its intellectual property and proprietary technologies. Network-1 works with inventors and patent owners to assist in the development and monetization of their patented technologies. Network-1 currently owns one hundred fifteen (115) U.S. patents and seventeen (17) international patents covering various technologies, including enabling technology for authenticating and using eSIM technology in Internet of Things (“IoT”), certain advanced technologies related to high frequency trading, technologies relating to document stream operating systems and the identification of media content and enabling technology to support, among other things, the interoperability of smart home IT devices. Network-1's current strategy includes efforts to monetize four patent portfolios (the M2M/IoT, HFT, Cox and Smart Home portfolios). Network-1’s strategy is to focus on acquiring and investing in high quality patents which management believes have the potential to generate significant licensing opportunities as Network-1 has achieved with respect to its Remote Power Patent and Mirror Worlds Patent Portfolio. Network-1’s Remote Power Patent has generated licensing revenue in excess of $188,000,000 from May 2007 through June 30, 2025. Network-1 has achieved licensing and other revenue of $47,150,000 through June 30, 2025 with respect to its Mirror Worlds Patent Portfolio.

This release contains forward-looking statements within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. These statements address future events and conditions concerning Network-1's business plans. Such statements are subject to a number of risk factors and uncertainties as disclosed in the Network-1's Annual Report on Form 10-K for the year ended December 31, 2024 filed with the Securities and Exchange Commission on February 28, 2025 and its Quarterly Report on Form 10-Q for the three months ended June 30, 2025 filed with the SEC on August 8, 2025 including, among others, Network-1’s uncertain revenue from licensing its intellectual property, uncertainty as to the outcome of pending litigation involving Network-1’s HFT Patent Portfolio and its M2m/IoT Patent Portfolio, whether Network-1 will be successful in its appeal to the Federal Circuit of the District Court judgment of non-infringement dismissing Network-1’s litigation against Google and YouTube involving certain patents within its Cox Patent Portfolio, the ability of Network-1 to successfully execute its strategy to acquire or make investments in high quality patents with significant licensing opportunities, Network-1's ability to achieve revenue and profits from its Cox Patent Portfolio, M2M/IoT Patent Portfolio, HFT Patent Portfolio and Smart Home Portfolio, as well as a successful outcome on its investment in ILiAD Biotechnologies, LLC or other intellectual property it may acquire or finance in the future, the ability of Network-1 to enter into additional license agreements, uncertainty as to whether cash dividends will continue be paid, Network-1's ability to enter into strategic relationships with third parties to license or otherwise monetize their intellectual property, the risk in the future of Network-1 being classified as a Personal Holding Company which may result in Network-1 issuing a special cash dividend to its stockholders, future economic conditions and technology changes and legislative, regulatory and competitive developments. Except as otherwise required to be disclosed in periodic reports, Network-1 expressly disclaims any future obligation or undertaking to update or revise any forward-looking statement contained herein.

Network-1’s unaudited condensed consolidated statements of operations and condensed consolidated balance sheet are attached.

For additional details regarding the above referenced highlights, please see Network-1’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2025 filed with the SEC on August 8, 2025.

NETWORK-1 TECHNOLOGIES, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(UNAUDITED)

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024

REVENUE	$—	$100,000	$150,000	$100,000

OPERATING EXPENSES:
Costs of revenue	—	28,000	42,000	28,000
Professional fees and related costs	164,000	147,000	285,000	366,000
General and administrative	519,000	519,000	1,121,000	1,188,000
Amortization of patents	37,000	30,000	67,000	60,000

TOTAL OPERATING EXPENSES	720,000	724,000	1,515,000	1,642,000

OPERATING LOSS	(720,000)	(624,000)	(1,365,000)	(1,542,000)
OTHER INCOME:
Interest and dividend income, net	445,000	452,000	929,000	883,000
Net realized and unrealized gain on marketable securities	22,000	54,000	171,000	102,000
Total other income, net	467,000	506,000	1,100,000	985,000
LOSS BEFORE INCOME TAXES AND SHARE OF NET LOSSES OF EQUITY METHOD INVESTEE	(253,000)	(118,000)	(265,000)	(557,000)

INCOME TAXES PROVISION:
Current	(31,000)	—	(31,000)	—
Deferred taxes, net	(38,000)	(137,000)	(149,000)	(284,000)
Total income tax benefit	(69,000)	(137,000)	(180,000)	(284,000)

INCOME (LOSS) BEFORE SHARE OF NET LOSS OF EQUITY METHOD INVESTEE:	(184,000)	19,000	(85,000)	(273,000)

SHARE OF NET LOSS OF EQUITY METHOD INVESTEE	(279,000)	(677,000)	(741,000)	(1,305,000)

NET LOSS	$(463,000)	$(658,000)	$(826,000)	$(1,578,000)

Net loss per share
Basic	$(0.02)	$(0.03)	$(0.04)	$(0.07)
Diluted	$(0.02)	$(0.03)	$(0.04)	$(0.07)

Weighted average common shares outstanding:
Basic	22,873,907	23,296,555	22,883,729	23,444,145
Diluted	22,873,907	23,296,555	22,883,729	23,444,145

Cash dividends declared per share	—	—	$0.05	$0.05

NETWORK-1 TECHNOLOGIES, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

	June 30, 2025	December 31, 2024
ASSETS	(Unaudited)
CURRENT ASSETS:
Cash and cash equivalents	$13,424,000	$13,145,000
Marketable securities, at fair value	25,061,000	27,455,000
Other current assets	180,000	232,000
TOTAL CURRENT ASSETS	38,665,000	40,832,000
OTHER ASSETS:
Patents, net of accumulated amortization	1,552,000	1,205,000
Equity investment	2,596,000	3,337,000
Operating leases right-of-use asset	—	27,000
Security deposit	13,000	13,000
Total Other Assets	4,161,000	4,582,000
TOTAL ASSETS	$42,826,000	$45,414,000
LIABILITIES AND STOCKHOLDERS’ EQUITY:
CURRENT LIABILITIES:
Accounts payable	204,000	$203,000
Accrued payroll	—	292,000
Other accrued expenses	173,000	247,000
Operating lease obligations	—	24,000
Total Current Liabilities	377,000	766,000
LONG TERM LIABILITIES:
Deferred tax liability	188,000	337,000
TOTAL LIABILITIES	565,000	1,103,000
COMMITMENTS AND CONTINGENCIES (Note G)
STOCKHOLDERS’ EQUITY
Preferred stock, $0.01 par value, authorized 10,000,000 shares; none issued and outstanding at June 30, 2025 and December 31, 2024	—	—
Common stock, $0.01 par value; authorized 50,000,000 shares; 22,844,798 and 22,961,619 shares issued and outstanding at June 30, 2025 and December 31, 2024, respectively	228,000	229,000
Additional paid-in capital	64,445,000	65,455,000
Accumulated deficit	(22,412,000)	(21,373,000)

TOTAL STOCKHOLDERS’ EQUITY	42,261,000	44,311,000
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$42,826,000	$45,414,000